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                                                                  Exhibit 23.1


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report for Invitrogen Corporation and to all references to our Firm included in or made a part of this Registration Statement.


                                         /s/ ARTHUR ANDERSEN LLP
                                         -----------------------
                                         ARTHUR ANDERSEN LLP

San Diego, California
February 26, 1999